                                                                    Exhibit 99.1
                                                                    ------------

                                 [LOGO OMITTED]

                                        FOR:  PROLIANCE INTERNATIONAL, INC.

                                        Contact:
                                        Richard A. Wisot
                                        Chief Financial Officer
                                        (203) 859-3552
FOR IMMEDIATE RELEASE
---------------------
                                        Financial Dynamics
                                        Investors:  Christine Mohrmann,
                                        Eric Boyriven, Alexandra Tramont
                                        (212) 850-5600

        PROLIANCE INTERNATIONAL, INC. REPORTS THIRD QUARTER 2005 RESULTS

NEW HAVEN, CONNECTICUT, November 14, 2005 - Proliance International, Inc. (AMEX:
PLI) today announced results for the third quarter ended September 30, 2005.

Charles E. Johnson, President and CEO of Proliance stated, "As anticipated, our third quarter was impacted by a variety of issues including acquisition accounting related to the July 22, 2005 merger with Modine Aftermarket Holdings, business restructuring and integration activities which are expected to produce over $30 million in annual synergy benefits phasing-in early in 2006, continued
high levels of price competition, cut-backs in production designed to reduce inventories which were increased beyond our needs by the merger, and record high materials costs for certain of our raw materials. For the third quarter of 2005, the Company posted net income of $3.3 million, or $0.25 per basic and diluted share, which included extraordinary income associated with the write-off of negative goodwill amounting to $13.2 million generated from the merger transaction. The amount of the negative goodwill adjustment was reduced from prior estimates primarily due to the establishment of a $4.5 million tax valuation reserve on the deferred tax assets acquired as part of the merger and by changes in certain purchase accounting items. Nonetheless, the Company will receive benefits in future periods from the tax valuation reserve to the extent it generates future U.S. pre-tax income. All these points will be covered in more detail below."

Mr. Johnson continued, "While we cannot be pleased with our underlying results, they were expected in the context of the market conditions we have been describing in recent periods and the various acquisition related issues that impacted the quarter. At the same time, we are pleased with our assimilation progress in the third quarter, as we are accelerating most of the activities originally expected to require 12-18 months into a 6-7 month time frame, while continuing to build the strengths of our business. Also, during the quarter, the
Company generated cash flow from operating activities of $8.8 million resulting from our success in reducing inventory by $16.6 million, which was offset in

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PROLIANCE INTERNATIONAL, INC. REPORTS THIRD QUARTER 2005 RESULTS          PAGE 2

part by higher receivables reflecting stronger sales during the period. We will continue to reduce inventories in the fourth quarter in order to fund our restructuring program and reduce debt by year end to a level projected to be lower than at the end of 2004."

On July 22, 2005, as previously announced, the Company successfully completed its merger with the aftermarket business of Modine Manufacturing Company and changed its name from Transpro, Inc. to Proliance International, Inc. The financial results discussed herein reflect the performance of Transpro up until the completion of the merger and include the combined post-merger results thereafter. The Company's shares outstanding at the end of the third quarter of
2005 increased to 15,255,818 shares, primarily as a result of the Company's issuance of 8,145,795 shares of its common stock in connection with the merger.

Net sales in the third quarter of 2005 were $102.0 million, compared to $58.0 million in the third quarter of 2004, up 75.8% from last year, driven by the
Company's recent merger, as well as organic growth in a number of product lines.
Net sales in the third quarter of 2005 included $34.6 million of net sales by businesses acquired in the merger and $67.4 million of net sales by historical
Proliance business units.

The Company reported net income for the third quarter of 2005 of $3.3 million, or $0.25 per basic and diluted share, including extraordinary income on the write-off of negative goodwill of $13.2 million, or $1.00 per basic and diluted share. In the third quarter of 2004, the Company reported net income of $2.7 million, or $0.37 per basic and $0.36 per diluted share, which included income from discontinued operation of $1.3 million, or $0.18 per basic and $0.17 per diluted share. The Company reported a loss from continuing operations of $9.9 million, or $0.75 per basic and diluted share, in the third quarter of 2005, which was heavily impacted by merger related factors, described in more detail below, compared to income from continuing operations of $1.4 million, or $0.19 per basic and diluted share in the third quarter of 2004.

In the third quarter of 2005, the Company reported extraordinary income of $13.2 million associated with the write-off of negative goodwill generated in the merger transaction. The negative goodwill represents the difference between the net assets acquired of $92.8 million and the total consideration of $59.3 million, reduced by the write-down to zero of the acquired property, plant and equipment and intangible assets of $20.3 million. The previous estimate for negative goodwill of $20.9 million in the Form S-4 was initially reduced to $18 million due to increased transaction costs and changes in the purchase accounting adjustments. The $18 million estimate of negative goodwill was further adjusted primarily due to the establishment of a tax valuation reserve of $4.5 million on the deferred tax assets acquired. With respect to the tax valuation reserve, the Company will receive a benefit in future periods to the extent it generates U.S. pre-tax income. The calculation of negative goodwill is preliminary and may change in the future since it is based upon estimates at this time of the fair value of the assets acquired and liabilities assumed. In general, restructuring activities related to the former Transpro assets go against the operations of the business, while restructuring activities related to the acquired Modine aftermarket assets are accrued on the opening balance sheet.

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PROLIANCE INTERNATIONAL, INC. REPORTS THIRD QUARTER 2005 RESULTS          PAGE 3

As previously announced, the Company completed the sale of its Heavy Duty OEM business to Modine Manufacturing Company on March 1, 2005. As a result, the statements of operations and related financial statement disclosures for all periods prior to the sale have been restated to present the Heavy Duty OEM business as a discontinued operation. The discussions and analyses herein are of continuing operations, unless otherwise noted.

Subsequent to the merger with the Modine Aftermarket business, the Company has been reorganized into two segments, based upon the geographic area served -
Domestic and International. The Domestic marketplace supplies heat exchange and air conditioning products to the automotive and light truck aftermarket and heat exchange products to the heavy duty aftermarket in the United States and Canada.
The International segment includes heat exchange and air conditioning products for the automotive and light truck aftermarket and heat exchange products for the heavy duty aftermarket in Mexico, Europe and Central America. The Company's
European operations are being reported on a one-month lag, and therefore, the
Company's results for the third quarter of 2005 only include these operations from the acquisition date through August 31, 2005.

Charles E. Johnson, President and CEO, stated, "During the period, our top line sales increase came in part from the merger but also from strong demand for our domestic air conditioning products stemming from warm temperatures across the country after mid-June and continued strength in sales of our domestic heavy duty aftermarket products. While our domestic heat exchange product line experienced organic growth, this was greatly offset by significant pricing pressure during the period."

Consolidated gross margin for the third quarter of 2005 was $15.1 million, or
14.8% of sales, versus a consolidated gross margin of $13.0 million, or 22.4% of sales, in the same period in 2004. Included in the Company's gross margin in the third quarter of 2005 is the impact of pricing pressure on the Company's domestic heat exchange product line, costs associated with the impact of production cutbacks that the Company initiated to reduce inventories and $0.5 million of non-cash restructuring charges associated with the write-down of inventory to its net realizable value. Rising raw material costs and the write-off of the purchase accounting adjustment to reflect acquisition inventory at fair market value also had a negative effect on gross margins.

Selling, general and administrative expenses totaled $21.0 million, or 20.6% of net sales, in the 2005 third quarter, compared to $10.0 million, or 17.3% of net sales, in the same period in 2004. The increase in expenses primarily reflects the addition of the Modine aftermarket branch outlets and support costs as a result of the merger. In addition, the Company incurred non-recurring integration costs in the form of systems, communications and financial data integration of the two businesses and name change expenses. Higher freight costs caused by the rising price of fuel and costs attributable to the Sarbanes-Oxley compliance activities initiated during the year also contributed to the year-over-year increase. Expense levels were lowered by a $0.5 million gain recorded during the quarter due to the sale of surplus machinery and equipment acquired in the merger.

The Company reported an operating loss from continuing operations, before interest expense and income taxes, for the third quarter of 2005 of $7.5 million, versus operating income from continuing

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PROLIANCE INTERNATIONAL, INC. REPORTS THIRD QUARTER 2005 RESULTS          PAGE 4

operations of $3.0 million in the third quarter of 2004. Included in the
Company's results for the third quarter of 2005 were $1.5 million in restructuring charges due to the Company's closure of its aluminum heater manufacturing facility in Buffalo, New York and the relocation of these activities to an existing facility in Nuevo Laredo, Mexico. In addition, the
Company incurred costs associated with activities impacting existing Proliance facilities, which were part of the $10-14 million restructuring program announced by the Company at the time of the merger. These included costs resulting from the closure of branch and plant locations and their consolidation into existing acquired facilities, the closure of the Company's New Haven tube mill and the relocation of copper brass radiator production from the Company's
Nuevo Laredo facility to a Mexico City facility. These actions, once fully implemented, are expected to generate annual operating cost savings substantially in excess of associated restructuring charges. There were no restructuring charges in the third quarter of 2004.

The Company's loss from continuing operations for the third quarter of 2005 of
$9.9 million, after income taxes, included total restructuring charges of $2 million and a number of other merger and business integration-related charges.
These charges include, but are not limited to, integration expenses of $1.1 million, unabsorbed overhead variances as a result of production cutbacks to reduce inventories of $2.6 million, $1.1 million from the write-off of a portion of the inventory fair market value purchase accounting adjustment, $0.9 million of higher cost inventory acquired in the merger and a $0.5 million gain from the sale of fixed assets acquired in the merger. A measure of loss from continuing operations taking into account the foregoing listed items, each of which the
Company considers to be non-recurring, would constitute a "non-GAAP financial measure" as defined by the rules of the Securities and Exchange Commission. The
Company has provided the foregoing data as it believes that it provides the marketplace with additional information useful in evaluating the financial performance of the Company during the third quarter. Most of the listed adjustments are the result of the merger with Modine Aftermarket Holdings Inc.
that closed during the third quarter. As the summary of merger and integration-related data can be determined based on the information provided in this paragraph, no separate tabular presentation is provided.

Inventory levels at September 30, 2005 were $126.2 million, compared to $84.8 million at June 30, 2005 and $71.2 million at December 31, 2004. These levels reflect inventory increases associated with the merger, as well as safety stock built up to support preparation for plant consolidation activities and the
Company's relocation of its aluminum heater manufacturing operations, discussed above. When compared to the inventory level at June 30, 2005 of $84.8 million plus the inventory of $58.0 million acquired in the merger, the production adjustments initiated in the third quarter of 2005 resulted in a $16.6 million of inventory reduction in the quarter. The Company expects a more gradual reduction of inventory in the fourth quarter given seasonal variations and beyond, in part through the unification of product line designs.

In the third quarter of 2005, the Company generated $8.8 million in cash flow provided by operating activities compared to $6.8 million of cash flow provided by operating activities in the comparable prior year period. The third quarter of 2005 benefited from inventory reductions offset in part by restructuring costs resulting from the merger. Cash flow used in operating activities for the first nine months of 2005 was $9.5 million compared to a year ago when operations generated $8.9 million of cash flow. During the fourth quarter of
2005, the Company expects to generate cash flow from

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PROLIANCE INTERNATIONAL, INC. REPORTS THIRD QUARTER 2005 RESULTS          PAGE 5

operations as a result of continued planned inventory reduction efforts and seasonal increases in accounts receivable collections from the normal pay-down of third quarter balances.

For the first nine months of 2005, net sales were $209.2 million, an increase of
24.7% from net sales of $167.8 million in the first nine months of 2004. Net sales in the first nine months of 2005 included $34.6 million of net sales by businesses acquired in the merger and $174.6 million of net sales by historical
Proliance business units.

The Company reported net income for the first nine months of 2005 of $3.7 million, or $0.40 per basic and diluted share, which included income from discontinued operation of $0.8 million, or $0.09 per basic and diluted share, an after-tax gain on the sale of the Heavy Duty OEM business of $3.9 million, or
$0.42 per basic and diluted share, and extraordinary income on the write-off of negative goodwill of $13.2 million, or $1.44 per basic and diluted share. In the first nine months of 2004, including income from a discontinued operation of
$3.0 million, or $0.42 per basic and diluted share, the Company reported net income of $2.8 million, or $0.39 per basic and diluted share.

Mr. Johnson concluded, "We are pleased with our progress in integrating our operations and the execution to date of our restructuring program. As we move into the fourth quarter, we remain focused on swiftly and effectively implementing the integration of our businesses, while at the same time continuing to provide the highest quality service and products to our customers.
In addition to improvements in operating performance and enhanced financial strength, the final result of these activities will position Proliance to effectively compete in the current market environment through well-differentiated products, low-cost manufacturing supported by global sourcing capabilities and an outstanding international distribution capability.
Our Proliance Associates are doing a terrific job of implementing the continued
improvements in our business, and we salute their combined efforts. We look forward to continued progress in the fourth quarter and a return to profitability in 2006, assuming normal market conditions."

PROLIANCE INTERNATIONAL, INC. is a leading global manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Proliance International, Inc.'s Strategic Corporate Values Are:

     o   Being An Exemplary Corporate Citizen
     o   Employing Exceptional People
     o   Dedication To World-Class Quality Standards
     o   Market Leadership Through Superior Customer Service
     o   Commitment to Exceptional Financial Performance

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PROLIANCE INTERNATIONAL, INC. REPORTS THIRD QUARTER 2005 RESULTS          PAGE 6

FORWARD-LOOKING STATEMENTS
--------------------------

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan,"
"possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

In addition, the following factors relating to the merger with the Modine
Manufacturing Company aftermarket business, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1)
the risk that the businesses will not be integrated successfully; (2) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (3) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (4) the transaction may involve unexpected costs; (5)
increased competition and its effect on pricing, spending, third-party relationships and revenues; (6) the risk of new and changing regulation in the
U.S. and internationally; (7) the possibility that Proliance's historical businesses may suffer as a result of the transaction and (8) other uncertainties and risks beyond the control of Proliance. Additional factors that could cause
Proliance's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K of
Proliance (formerly known as Transpro, Inc.), in the Quarterly Reports on Forms
10-Q of Proliance, and Proliance's other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

                                - TABLES FOLLOW -

                          PROLIANCE INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)

                                                                                  THREE MONTHS                  NINE MONTHS
                                                                               ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                                                           ----------------------------  --------------------------
                                                                               2005          2004            2005         2004
                                                                           ------------- --------------  ------------ -------------

Net sales                                                                    $101,953      $58,004         $209,223     $167,839
Cost of sales                                                                  86,893       44,998          173,771      135,077
                                                                           ------------- --------------  ------------ -------------
Gross margin                                                                   15,060       13,006           35,452       32,762
Selling, general and administrative expenses                                   21,043       10,012           42,496       29,623
Restructuring charges                                                           1,507           --            2,874           --
                                                                           ------------- --------------  ------------ -------------
Operating (loss) income from continuing operations                             (7,490)       2,994           (9,918)       3,139
Interest expense                                                                2,171        1,392            5,520        3,111
                                                                           ------------- --------------  ------------ -------------
(Loss) income from continuing operations before taxes                          (9,661)       1,602          (15,438)          28
Income tax provision (benefit)                                                    208          214           (1,206)         185
                                                                           ------------- --------------  ------------ -------------
(Loss) income from continuing operations                                       (9,869)       1,388          (14,232)        (157)
Income from discontinued operation, net of tax                                     --        1,270              848        2,975

Gain on sale of discontinued operation, net of tax                                 --           --            3,899           --
Extraordinary income - write-off of negative goodwill                          13,207           --           13,207           --
                                                                           ------------- --------------  ------------ -------------
Net income                                                                   $  3,338      $ 2,658         $  3,722     $  2,818
                                                                           ============= ==============  ============ =============

Basic income (loss) per common share:
     From continuing operations                                              $  (0.75)     $  0.19         $  (1.55)    $  (0.03)
     From discontinued operation                                                   --         0.18             0.09         0.42
     From gain on sale of discontinued operation                                   --           --             0.42           --
     From extraordinary income - write-off of negative goodwill                  1.00           --             1.44           --
                                                                            ------------ --------------  ------------ -------------
     Net income                                                              $   0.25      $  0.37         $   0.40     $   0.39
                                                                            ============ ==============  ============ =============

Diluted income (loss) per common share:
     From continuing operations                                              $  (0.75)     $  0.19         $  (1.55)    $  (0.03)
     From discontinued operation                                                   --         0.17             0.09         0.42
     From gain on sale of discontinued operation                                   --           --             0.42           --
     From extraordinary income - write-off of negative goodwill                  1.00           --             1.44           --
                                                                            ------------ --------------  ------------ -------------
     Net income                                                              $   0.25      $  0.36         $   0.40     $   0.39
                                                                            ============ ==============  ============ =============

Weighed average common shares                Basic                             13,241        7,106            9,189        7,106
                                                                            ============ ==============  ============ =============
                                             Diluted                           13,241        7,367            9,189        7,106
                                                                            ============ ==============  ============ =============

Note: Prior year amounts have been reclassified to reflect the Heavy Duty OEM business as a discontinued operation.

                                  Table 1 of 3

                          PROLIANCE INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                     (UNAUDITED)
                                                                 SEPTEMBER 30, 2005                 DECEMBER 31, 2004
                                                             ---------------------------        --------------------------

  Cash and cash equivalents                                             $  5,190                          $    297
  Accounts receivable, net                                                79,856                            34,429
  Inventories, net                                                       126,187                            71,211
  Other current assets                                                     6,160                             4,198
  Discontinued operation current assets                                       --                            11,403
  Net property, plant and equipment                                       19,321                            16,135
  Other assets                                                             8,696                             5,621
  Discontinued operation non-current assets                                   --                             6,565
                                                             ---------------------------        --------------------------
  Total assets                                                          $245,410                          $149,859
                                                             ===========================        ==========================

  Accounts payable                                                       $51,815                           $26,647
  Accrued liabilities                                                     32,017                            17,453
  Discontinued operation current liabilities                                  --                             8,176
  Total debt                                                              50,359                            44,024
  Other long-term liabilities                                              9,336                             6,724
  Stockholders' equity                                                   101,883                            46,835
                                                             ---------------------------        --------------------------
  Total liabilities and stockholders' equity                            $245,410                          $149,859
                                                             ===========================        ==========================

Note: December 31, 2004 amounts reflect reclassification of the Heavy Duty OEM business as a discontinued operation.

                                  Table 2 of 3

                          PROLIANCE INTERNATIONAL, INC.
                            SUPPLEMENTARY INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                         THREE MONTHS                    NINE MONTHS
                                                                     ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                                 -----------------------------   ----------------------------
                                                                      2005          2004             2005           2004
                                                                 -------------  --------------   -------------  -------------

SEGMENT DATA:
------------
Net sales:
Domestic                                                             $ 91,355         $58,004        $198,625       $167,839
International                                                          10,598              --          10,598             --
                                                                 -------------  --------------   -------------  -------------
     Total net sales                                                 $101,953         $58,004        $209,223       $167,839
                                                                 =============  ==============   =============  =============

Operating (loss) income from continuing operations:
Domestic                                                             $ (2,779)        $ 4,879        $    868       $  8,192
Restructuring and other special charges                                (1,914)             --          (3,281)            --
                                                                 -------------  --------------   -------------  -------------
     Domestic total                                                    (4,693)          4,879          (2,413)         8,192
                                                                 -------------  --------------   -------------  -------------
International                                                             420              --             420             --
Restructuring and other special charges                                   (93)             --             (93)            --
                                                                 -------------  --------------   -------------  -------------
   International total                                                    327              --             327             --
                                                                 -------------  --------------   -------------  -------------
Corporate expenses                                                     (3,124)         (1,885)         (7,832)        (5,053)
                                                                 -------------  --------------   -------------  -------------
   Total operating (loss) income from continuing
     Operations                                                      $ (7,490)        $ 2,994        $ (9,918)      $  3,139
                                                                 =============  ==============   =============  =============

CAPITAL EXPENDITURES, NET                                            $  2,214         $   853        $  5,968       $  2,516
-------------------------                                       ==============  ==============  ============== ===============

Note: Prior year amounts have been reclassified to reflect the Heavy Duty OEM business as a discontinued operation.

                                  Table 3 of 3

                                       END